                                                                    EXHIBIT 3.03


                        CERTIFICATE OF AMENDMENT OF THE
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                CSK GROUP, LTD.

  (Originally incorporated under the name NR Holdings, Inc. on July 12, 1993)

         CSK GROUP, LTD. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Corporation duly adopted resolutions setting forth proposed amendments of the Restated Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and submitting said amendments to the vote of the stockholders of the Corporation. The resolutions setting forth the proposed amendments are as follows:

                 RESOLVED, that the Restated Certificate of Incorporation of the Corporation, dated October 30, 1996, as amended, be amended by changing Article I, so that, as amended in its entirety, said Article shall be and read as follows:

                 The name of the corporation (hereinafter called the "Corporation") is CSK AUTO CORPORATION.

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, the proposed amendments were submitted to the stockholders of the Corporation and the stockholders entitled to vote thereon approved the proposed amendments by a unanimous written consent in accordance with the General Corporation Law of the State of Delaware.

         THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be executed by its duly authorized officer this 19th day of December, 1997.

                                       CSK GROUP, LTD.

                                       By:     /s/ James G. Bazlen
                                           -----------------------------------
                                       Name        James G. Bazlen
                                           -----------------------------------
                                       Title:      President
                                              --------------------------------

CERTIFICATE OF AMENDMENT OF THE
CERTIFICATE OF INCORPORATION